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                                                                      EXHIBIT 21


                                                                           NAME UNDER WHICH
NAME                                     STATE OF INCORPORATION        SUBSIDIARY DOES BUSINESS
----                                     ----------------------        ------------------------
American Health Products Corporation            Texas                  American Health Products Corporation

PT WRP Buana Multicorpora                     Indonesia                PT WRP Buana Multicorpora